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                                    EXHIBIT 4

                      BIO-DENTAL TECHNOLOGIES CORPORATION,
                            A CALIFORNIA CORPORATION

                                STOCK OPTION PLAN


        1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees and Non-Employee Directors and Consultants of the Company, and to promote the success of the business of the Company. At the discretion of the committee, options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options.

         2. Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:

                  a. "Board" shall mean the Board of Directors of the Company.

                  b. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  c. "Common Stock" shall mean the Common Stock of the Company.

                  d. "Company" shall mean BIO-DENTAL TECHNOLOGIES CORPORATION, a California corporation, and except as provided in Section 11 below, its successors in interest.

                  e. "Committee" shall mean the Committee appointed by the Board in accordance with Section 4 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the Board.

                  f. "Consultant" shall mean any independent contractor retained to perform services for the Company or any Subsidiary.

                  g. "Continuous Employment" shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director or Consultant by the Company or any Subsidiary. For purposes of the preceding sentence, service shall not be considered interrupted during any period of vacation, sick leave, military leave or any other absence approved by the Board and shall not be considered terminated as a result of a transfer between the Company and any Subsidiary.

                  h. "Disinterested Person" shall mean a person who has not at any time within one year prior to service as a member of the Committee (or during such service) been granted or awarded Options or other equity securities pursuant to the Plan or any other plan of the Company
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or any Subsidiary. Notwithstanding the foregoing, a member of the Committee shall not fail to be a Disinterested Person merely because he or she participates in a plan meeting the requirements of Rule 16b-3(c)(2)(i)(A) or (B) promulgated under the Exchange Act.

                  i. "Employee" shall mean any person, including any officer (whether or not he or she is a director of the Company or a Subsidiary), employed by the Company or any Subsidiary.

                  j. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  k. "Incentive Stock Option" shall mean any Option granted under this Plan and any other Option granted to an Employee in accordance with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

                  l. "Non-Employee Director" shall mean any director of the Company or a Subsidiary who is not an officer or common-law employee of the Company or any Subsidiary.

                  m. "Nonstatutory Stock Option" shall mean any Option granted under the Plan that is not an Incentive Stock Option.

                  n. "Option" shall mean a stock option granted pursuant to the Plan.

                  o. "Option Agreement" shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

                  p. "Optioned Shares" shall mean the Common Stock subject to an Option.

                  q. "Optionee" shall mean an Employee, Non-Employee Director or Consultant who receives an Option under the Plan.

                  r. "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  s. "Plan" shall mean this Stock Option Plan.

                  t. "Securities Act" shall mean the Securities Act of 1933, as amended.

                  u. "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  v. "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.


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        3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares of the Company's common stock ("Common Stock") which may be optioned and sold under the Plan is Five Hundred Thousand (500,000) (the "Shares"). The Shares may be authorized but unissued or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future option grants under the Plan.

        The Company intends that all offers and sales of Options and Common Stock issuable upon exercise of any Option shall be exempt from registration under the provisions of Section 5 of the Securities Act of 1933 (the "Securities Act"), and the Plan shall be administered in such a manner so as to preserve such exemption.

        4.     Administration of the Plan.

               a. Procedure. The Plan shall be administered either by: (i) the full Board, provided that all members of the Board are Disinterested Persons; or
(ii) a Committee of two (2) or more directors, each of whom is a Disinterested Person. The Board and/or Committee shall take all actions necessary to administer the Plan in accordance with the then effective provisions of Rule 16b-3 promulgated under the Exchange Act, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 13 of the Plan. The Board may elect to limit the authority of the Committee to only administer Options granted to officers and directors, thereby preserving unto the Board the authority to administer the Plan with respect to all other options granted hereunder.

               From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. The Committee shall meet as such times and places and upon such notice as the Chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

               b. Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have discretionary authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted, the persons to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to establish the terms and conditions of each Option granted under the Plan (which terms and conditions need not be identical in any two Options) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instruments


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required to effect the grant of an Option awarded by the Committee; (vii) to accelerate or (with the consent of an Optionee) to defer an exercise date of any Option subject to the provisions of Section 9a of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  c. Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option or other equity security of the Company and all other persons.

                  d. Chief Executive Officer's Authority. In addition to the authority of the Board and the Committee, if any, the Chief Executive Officer of the Company shall have the powers described in subsection 4b(i), (ii), (v) and
(viii) with respect to Option grants of up to Twenty Thousand (20,000) Shares to Employees who are not officers or directors of the Company, provided that: (i) no Employee shall receive Options for more than Ten Thousand (10,000) Shares in any fiscal year under the authority of this Section 4d; and (ii) an Option granted under the authority-of this Section 4d shall be granted at an option price not less than the fair market value of the Shares on the date the Option is granted.

        5.     Eligibility.

                  a. Persons Eligible to Participate. Options under the Plan may be granted only to Employees, Non-Employee Directors, or Consultants whom the Committee, in its sole discretion, may designate from time to time. Options may be granted to Non-Employee Directors only in accordance with Section 5b of the Plan. Incentive Stock Options may be granted only to Employees. An Optionee who has been granted an Option may receive an additional Option or Options, if he or she is otherwise eligible for such grant. However, the aggregate fair market value (determined in accordance with the provisions of Section 8a of the Plan) of the Shares subject to one or more Incentive Stock Options that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000 (determined as of the grant date).

                  b. Grant of Options to Directors. Notwithstanding any other provision of the Plan, Options shall be granted to directors of the Company in accordance with the following provisions, which shall constitute a "formula plan" as such term is used and described in Rules 16b-3(c)(2)(i)(A) and
(c)(2)(ii) promulgated under the Exchange Act:

                           i. Each director of the Company shall be granted annually an Option to purchase Five Thousand (5,000) shares of the Company's common stock. Such Option shall be granted on the date of the annual meeting of shareholders at which such Director is elected to the Board. If a director is appointed or elected other than at an annual meeting of shareholders, the Option such Director receives in the year of his appointment or election shall be for a pro rata portion of Five Thousand (5,000) Shares based on the number of months of


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        Board service by such Director in such year, as measured from the date of such Director's election or appointment to the date of the next annual meeting of shareholders, which, for the purposes of this Section 5b, shall be deemed to be scheduled on the same day and in the same month as the immediately preceding annual meeting of shareholders.

                           ii. The exercise price of the Options granted under this Section 5b shall be the fair market value of the Company's common stock on the date of the grant, with fair market value determined in accordance with Section 8a of the Plan.

                           iii. All other terms and conditions of the Options granted under this Section 5b shall be determined in accordance with the provisions of the Plan.

                           iv. The provisions of this Section 5b shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, the Exchange Act or the rules and regulations thereunder.

               c. No Right to Continuing Employment. Neither the establishment nor operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or other person or the right of the Company or Subsidiary to terminate such employment or service at any time.

        6. Term of Plan. The Plan shall become effective upon its adoption by the Board and its approval by the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote at a meeting duly held. The Plan shall continue in effect for a term of ten (10) years from the earlier of the date the plan receives shareholder approval or the date the Plan is adopted by the Board, unless sooner terminated under Section 13 of the Plan.

        7. Term of Option. Unless the Committee determines otherwise, at the time of the grant of an Option, the term of each Nonstatutory Stock Option or Incentive Stock Option granted under the Plan shall be ten (10) years from the date of grant. In all cases the term of the Option shall be set forth in the Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted, provided, however, that no Incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or any Subsidiary shall be exercisable after the expiration of five (5) years from the date such Option is granted.


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        8.     Option Price, Consideration and Restrictions.

               a. Option Price. Except as provided in subsection 8b and in subsection 5b, the Option price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than, in the case of Incentive Stock Options, the fair market value of such Shares on the date the Option is granted. Fair market value of the Common Stock shall be determined by the Committee in its discretion using such criteria as it deems relevant; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the last reported bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a national securities exchange, (within the meaning of Section 6 of the Exchange Act), the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

               b. Ten Percent Shareholders. No Incentive Stock Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or any Subsidiary, unless the Option price for the Shares to be issued pursuant to such Option is at least equal to one hundred and ten percent (110%) of the fair market value of such Shares on the grant date as determined by the Committee in the manner set forth in subsection (a) above.

               c. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall be payment in cash or by check unless payment in some other manner, including by promissory note, shares of the Company's Common Stock or such other consideration and method of payment for the issuance of Shares as may be permitted under Sections 408 and 409 of the California General Corporation Law, is authorized by the Committee at the time of the grant of the Option, or the proposed exercise thereof.

        9.     Exercise of Option.

               a. Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. An Option may not be exercised for fractional shares or for less than ten (10) Shares.

               b. Exercise Procedures. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until


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the transfer by the Optionee of consideration for the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the transfer by the Optionee of consideration for the Shares except as provided in
Section 11 of the Plan.

               c. Termination of Status as Employee, Non-Employee Director and Consultant. If an Optionee shall cease to be an Employee or Non-Employee Director or Consultant for any reason other than permanent and total disability or death, he or she may, but only within three (3) months (or such other period of time as is determined by the Committee) after the date he or she ceases to be an Employee, Non-Employee Director and Consultant, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, subject to the condition that no Option shall be exercised after the expiration of the Option period.

               d. Disability of Optionee. In the event of the permanent and total disability (within the meaning of Section 22(e)(3) of the Code) during the Option period of an Optionee who is at the time of such disability, or was within the three (3)-month period prior thereto, an Employee, Non-Employee Director or Consultant and who was in continuous Employment as such from the date of the grant of the Option until the date of disability or termination, the Option may be exercised at any time within one year following the date of disability, but only to the extent that the Optionee was entitled to exercise the Option at the time of the termination or disability, whichever comes first, subject to the condition that no Option shall be exercised after the expiration of the Option period.

               e. Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his or her death, or was within the three (3)-month period immediately prior thereto, an Employee, Non-Employee Director or Consultant and who was in Continuous Employment as such from the date of the grant of the Option until the date of death or termination, the Option may be exercised, at any time within one (1) year after the Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee's death, but only to the extent that the Optionee was entitled to exercise the Option at the time of the termination or death, whichever comes first, subject to the condition that no Option shall be exercised after the expiration of the Option period.

               f. The Company may, in the sole discretion of the Committee, facilitate the exercise of Incentive Stock Options by employees through loans to such Employees of amounts necessary to pay the purchase price of Shares issuable upon the exercise of Options. Such loans shall be on such terms and conditions approved by the Committee, provided, however, that such loans shall be interest-bearing and shall be secured by a pledge of the Shares so purchased or such other collateral as the Committee, in its sole discretion, shall consider adequate. The Company shall be under no obligation to grant such loans.


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        10.    Transfer Restrictions.

               a. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

               b. Transfer Restrictions on Shares Under ISO. Shares issued upon exercise of an Incentive Stock Option may not be disposed of in any manner within two (2) years from the date of the granting of the Incentive Stock Option, nor within one (1) year after the exercise of the Incentive Stock Option.

               c. California Restrictions. The Shares issued upon exercise of an Option may not be transferred, in whole or in part, to a non-resident of California for a period of nine (9) months after the grant of the Option unless the Board specifically approves of a transfer prior to that time.

        11. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the per share price thereof in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company or upon any merger or consolidation, if the Company is not the surviving corporation, the Options granted hereby shall terminate and thereupon become null and void; provided, however, that the Optionee shall be given not less than thirty (30) days' notice of such event and the exercisability of each outstanding Option shall be accelerated so that the Optionee may within such period exercise up to the entire unexercised portion of his or her Option.


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        12. Time of Granting Options. Unless otherwise specified by the
Committee, the date of grant of an Option under the Plan shall be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

        13. Amendment and Termination of the Plan. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without shareholder approval no such amendment or modification shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive Options or add any material benefit to Optionees under the Plan. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated.

        14. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        15. Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect to the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

        16. Option Agreement. All Options granted under the Plan shall be evidenced by Option Agreements.

        17. Mandatory Arbitration. Any dispute arising out of or relating to this Plan or any Option Agreement shall be resolved solely by arbitration before one arbitrator in accordance with the Employee Benefit Plan Claim Rules of the American Arbitration Association. The location of the arbitration proceeding shall be in Sacramento, California. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Each party to any dispute regarding the Plan or an Option Agreement shall pay the costs and fees (including attorneys' fees) of presenting his, her or its case in arbitration. All other costs of arbitration, including the costs of any transcript of the proceedings, administrative fees and the arbitrator's fees, shall be borne equally by the parties. All statutes of limitation which would otherwise be applicable shall apply


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to any arbitration proceeding. The provisions of this Section 17 are exclusive for all purposes and applicable to any and all disputes arising out of or relating to the Plan or any Option Agreement. The arbitrator who hears and decides any dispute shall have jurisdiction and authority to award only compensatory damages to make whole a person or entity sustaining foreseeable economic loss, and, shall not have jurisdiction or authority to make any other award of any type, including without limitation, punitive damages, unforeseeable economic damages, adverse tax consequences, damages for pain, suffering or emotional distress, or any other kind or form of damages. The remedy, if any, awarded by the arbitrator shall be the sole and exclusive remedy for any dispute which is subject to arbitration under this Plan.


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